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                                                                  Exhibit (m)(3)

                              FIRSTAR FUNDS, INC.

                              AMENDED AND RESTATED
                         DISTRIBUTION AND SERVICES PLAN
                              FOR SERIES B SHARES
                         ------------------------------

          This Distribution and Services Plan (the "Plan") has been adopted by the Board of Directors of the Firstar Funds, Inc. (the "Company") in connection with the Series B shares (the "B Shares") in each of the following investment portfolios of the Company: Short-Term Bond Market Fund (to be renamed Short-Term Bond Fund), Intermediate Bond Market Fund (to be renamed Intermediate Bond Fund), Bond IMMDEX(TM) Fund, Aggregate Bond Fund, National Municipal Bond Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Special Growth Fund (to be renamed MidCap Core Equity
Fund), Growth Fund (to be renamed Large Cap Core Equity Fund), Large Cap Growth Fund, MidCap Index Fund, Science & Technology Fund, REIT Fund, MicroCap Fund, Small Cap Aggressive Growth Fund, Small Cap Index Fund, Core International Equity Fund (to be renamed International Growth Fund), Emerging Growth Fund (to be renamed Small Cap Core Equity Fund), International Equity Fund (to be renamed International Value Fund) and Global Equity Fund (collectively, the "Funds"). The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

     Section 1. Expenses.
                --------

     The Company may incur expenses under the Plan in an amount not to exceed
1.00 % annually of the average daily net assets attributable to the outstanding B Shares of each of the Funds.

     Section 2.    Distribution Payments.
                   ---------------------

     (a) The Company may pay the distributor of the Company (the "Distributor") (or any other person) a fee (a "Distribution Fee") of up to 0.75% annually of the average daily net assets attributable to the outstanding B Shares of each of the Funds. The Distribution Fee shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution services and the assumption of related expenses (including the payment of commissions and transaction fees) in conjunction with the offering and sale of B Shares of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of the B Shares shall be computed in the manner specified in the Company's then current Prospectuses and Statements of Additional Information describing such B Shares.

        (b) Payments to the Distributor (or other person to whom payments are made; reference in this section to the Payee shall include reference to such other person) under subsection (a) above shall be used by the Payee to cover expenses and activities primarily intended to result in the sale of B Shares. Such expenses and activities may include but are not limited to: (i) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing B Shares; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (iii) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (iv) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (each a "Distribution Organization") with respect to a Fund's B Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or shareholder of record; (v) the direct or indirect cost of financing the payments or expenses included in (i) and (iv) above; or (vi) such other services as may be construed by any court or governmental agency or commission, including the Securities and Exchange Commission (the "Commission"), to constitute distribution services under the 1940 Act or rules and regulations thereunder.

        Section 3.    Payments for Shareholder Liaison Services Covered by Plan.
                      ---------------------------------------------------------

        (a) The Company may also pay securities dealers, brokers, financial institutions or other industry professionals, such as investment advisers, accountants, and estate planning firms (each a "Service Organization") for Shareholder Liaison Services (as hereinafter defined) provided with respect to their customers' B Shares. Shareholder Liaison Services shall be provided pursuant to an agreement in substantially the form attached hereto ("Servicing Agreement"). Any organization providing distribution assistance may also become a Service Organization and receive fees for Shareholder Liaison Services pursuant to a Servicing Agreement under this Plan. Firstar Mutual Fund Services, LLC ("Firstar") and its affiliates are eligible to become Service Organizations and to receive fees under this Plan.

        (b) Fees paid to a Service Organization under subsection (a) above may be paid at an annual rate of up to 0.25% of the average daily net assets attributable to the outstanding B Shares of each of the Funds, which B Shares are owned of record or beneficially by that Service Organization's customers for whom such Service Organization is the dealer of record or shareholder of record or with whom it has a servicing relationship. Such fees shall be calculated and accrued daily, paid monthly and computed in the manner set forth in the Servicing Agreement.

        (c) "Shareholder Liaison Services" means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., such as responding to customers' inquiries and providing information on their investments.

        Section 4.    Expenses Allocated; Compliance.
                      ------------------------------

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        Amounts paid by a Fund under the Plan must be for services rendered for or on behalf of the holders of such Fund's B Shares. However, joint distribution financing or other services rendered with respect to such B Shares (which may involve other investment funds or companies that are affiliated persons of the Company or affiliated persons of the Distributor) are authorized to the extent permitted by law.

        Section 5.    Reports to Company.
                      ------------------

        The Distributor shall monitor the arrangement pertaining to Firstar Funds' agreements with Service Organizations in accordance with the terms of the Distributor's agreement with Firstar Funds. Firstar Funds shall not be obligated to execute any Agreement with any qualifying Service Organization. So long as this Plan is in effect, the Distributor shall provide the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

        Section 6.    Approval of Plan.
                      ----------------

        This Plan will become effective with respect to a particular Fund's B Shares on the date the public offering of B Shares commences upon the approval by a majority of the Board of Directors, including a majority of those Directors who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

        Section 7.    Continuance of Plan.
                      -------------------

        Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until February 28, 2001, and thereafter for so long as its continuance is specifically approved at least annually by the Company's Board of Directors in the manner described in Section 6 hereof.

        Section 8.    Amendments.
                      ----------

        This Plan may be amended at any time by the Board of Directors provided that (a) any amendment to increase materially the costs which the B Shares of a Fund may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding B Shares of such Fund, and
(b) any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in Section 6 hereof.

        Section 9.    Termination.
                      -----------

        This Plan, as to any Fund, is terminable without penalty at any time by
(a) a vote of a majority of the Disinterested Directors, or (b) a vote of a majority of the outstanding B Shares of such Fund.

        Section 10.   Selection/Nomination of Directors.
                      ---------------------------------

        While this Plan is in effect, the selection and nomination of the Disinterested Directors shall be committed to the discretion of such Disinterested Directors.

        Section 11.   Miscellaneous.
                      -------------

        The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        IN WITNESS WHEREOF, the Company has originally adopted this Plan as of February 28, 1999 on behalf of the Funds, amended and restated as of November 1, 1999, and further amended and restated to add the Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Aggressive Growth Fund, Small Cap Index Fund and Global Equity Fund and to change the names of the Growth, Special Growth, Emerging Growth and Core International Equity Funds to the Large Cap Core Equity, MidCap Core Equity, Small Cap Core Equity and International Growth Funds, respectively, as of November 27, 2000.

                                                   FIRSTAR FUNDS, INC.


                                                   /s/ Laura Rauman
                                                   -----------------------------
                                                   By: Laura J. Rauman

                              FIRSTAR FUNDS, INC.

                               SERVICING AGREEMENT
                                       to
                         DISTRIBUTION AND SERVICES PLAN
                               FOR SERIES B SHARES

Ladies and Gentlemen:

We wish to enter into this Servicing Agreement with you concerning the provision of shareholder liaison services to your customers who may from time to time be the record or beneficial owners of Series B Shares (such shares referred to herein as the "B Shares") of one or more of our investment portfolios (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

     Section 1. You agree to provide Shareholder Liaison Services to your customers ("Clients") who may from time to time own of record or beneficially a Fund's B Shares. "Shareholder Liaison Services" means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., such as responding to Clients' inquiries and providing information on their investments.

     Section 2. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

     Section 3. Neither you nor any of your officers, employees or agents is authorized to make any representations concerning us, a Fund, or its B Shares except those contained in our then current prospectuses for such B Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

     Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by law. By your written acceptance of this Agreement you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of B Shares (or orders relating to the same) by or on behalf of Clients. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

     Section 5. In consideration of the services and facilities provided by you, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of ___% of the average daily net asset value of B Shares of the Funds beneficially owned by your Clients for whom you are the dealer of record or holder of record or with whom you have a servicing relationship. Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of Clients' B Shares will be computed in the manner specified in our then current Registration Statement in connection with the computation of the net asset value of the particular Fund's B Shares for purposes of purchases and redemptions. The fee rates stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of B Shares, including the sale of such Shares to you for the account of any Clients. All fees payable by us under this Agreement with respect to the B Shares of a particular Fund shall be borne by, and be payable entirely out of the assets allocable to, said B Shares; and no other Fund or series of Shares offered by Firstar Funds shall be responsible for such fees.

     Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to our Board of Directors, and our Directors will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

     Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

     Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that the compensation payable to you hereunder, together with any other compensation you receive from Clients in connection with the investment of their assets in B Shares of the Funds, will be disclosed to Clients, will be authorized by Clients and will not be excessive or unreasonable.

     Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until February 29, 2000, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable with respect to any Fund, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Directors as defined in Section 12 hereof or by vote of the holders of a majority

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of the outstanding B Shares of such Fund) or by you upon notice to us. This
Agreement will also terminate automatically in the event of its assignment, as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown herein.

     Section 11. This Agreement will be construed in accordance with the laws of the State of Wisconsin.

     Section 12. This Agreement has been approved by vote of a majority of (i) our Board of Directors and (ii) those Directors who are not "interested persons" as defined in the 1940 Act and have no direct or indirect financial interest in the operation of the Distribution and Services Plan adopted by us in any agreements related thereto ("Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such approval.

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        If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us.

Very truly yours,

FIRSTAR FUNDS, INC.


By:       ____________________________________
          Authorized Officer

Address:  ____________________________________

          ____________________________________


Accepted and Agreed to:

______________________________________________
Name of Organization

By:       ____________________________________
          Authorized Officer

Address:  ____________________________________

          ____________________________________

Date:     ____________________________________

______________________________________________
Taxpayer Identification Number

______________________________________________
Account Number

______________________________________________
Dealer Code

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                                   APPENDIX A
                                   ----------

        Please check the appropriate boxes to indicate the Funds for which you wish to act as a Service Organization with respect to B Shares:

Shareholder Liaison Services
----------------------------

[_]  Short-Term Bond Market Fund (to be renamed
     Short-Term Bond Fund)

[_]  Intermediate Bond Market Fund (to be
     renamed Intermediate Bond Fund)

[_]  Bond IMMDEX(TM) Fund

[_]  Tax-Exempt Intermediate Bond Fund

[_]  Balanced Income Fund

[_]  Balanced Growth Fund

[_]  Growth and Income Fund

[_]  Equity Index Fund

[_]  Growth Fund (to be renamed Large Cap Core
     Equity Fund)

[_]  Special Growth Fund (to be renamed MidCap
     Core Equity Fund)

[_]  Emerging Growth Fund (to be renamed Small
     Cap Core Equity Fund)

[_]  MicroCap Fund

[_]  International Equity Fund (to be renamed
     International Value Fund)

[_]  MidCap Index Fund

[_]  Core International Equity Fund (to be
     renamed International Growth Fund)

[_]  Aggregate Bond Fund

[_]  National Municipal Bond Fund

[_]  Missouri Tax-Exempt Bond Fund

[_]  U.S. Government Securities Fund

[_]  Strategic Income Fund

[_]  Equity Income Fund

[_]  Relative Value Fund

[_]  Large Cap Growth Fund

[_]  Science & Technology Fund

[_]  REIT Fund

[_]  Small Cap Index Fund

[_]  Small Cap Aggressive Growth Fund

[_]  Global Equity Fund


______________________________________
Service Organization Name

By:    ________________________________

       ________________________________

       Authorized Officer

Dated: ________________________________

                                      -2-